Exhibit 10.1

                     CONSULTING AGREEMENT (the "Agreement")

Between:

Lumenis Ltd., a company registered in and organized under the laws of the State of Israel, having its usual place of business at: Yokneam Industrial Park, P.O.B. 240, Yokneam 20692 Israel ("Company") and

Thomas G. Hardy ("Consultant")

Whereas, the Company wishes to retain the services of Consultant for purposes of assisting in strategic planning activities.

Now, therefore, in consideration of the premises contained herein the parties agree as follows:

1. Consulting Services

1.1. During the term of this Agreement, the Consultant shall assist the Company in strategic planning activities, as shall be requested by the Company from time to time ("Consulting Services"). The parties agree that the Consulting Services shall be performed or managed personally by Mr. Thomas Hardy. Consultant shall use his best efforts in, and shall devote his expertise and goodwill to the rendering of the Consulting Services.

1.2. The parties agree that the Consultant is an independent contractor. This Agreement is not intended by the parties to, and shall not, constitute or create a joint venture, partnership or other business organization and Consultant shall not be nor shall act as an agent or employee of the Company.

2. Compensation

2.1. For performance of all Consulting Services rendered pursuant to this Agreement, Consultant shall receive an annual fee in the amount of $180,000 (One Hundred and Eighty Thousand Dollars) to be paid in 12 equal monthly installments (the "Consulting Fee").

2.2. Consultant shall invoice the Company at the end of each month during the term of this Agreement for the pro rata portion of the Consulting Fee referred to in Section 2.1. above. Payment shall be made to Consultant's designated account within thirty days of receipt of invoice from Consultant by the Company

2.3 Consultant shall be entitled to a reimbursement of all reasonable out-of-pocket expenses incurred in connection with the performance of the Consulting Services. Reimbursement of out-of pocket expenses shall be made against the presentation of receipts for such expenses and shall be in accordance with the Company's policy from time to time.

All invoices should be sent to:

       Mr. Yacha Sutton
       Lumenis Ltd.
       P.O. Box 240
       Yokneam Industrial Park
       Yokneam, 20692 Israel

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2.3. In the event that the Company has the legal obligation to deduct any applicable taxes at the source from any of the payments due to Consultant from the Company in accordance with this Agreement, Company shall do so.

3. Term

The term of this Agreement shall be for a period of one year commencing on November 1, 2001 and terminating on October 31, 2002; provided, however, that either party may terminate this Agreement at any time, by giving 30 days advance written notice to the other party. The Agreement will be automatically renewed for a successive one year term unless earlier terminated by either party. Notice may be sent to either party by fax and will be deemed received on the day such notice was sent by fax.

4. Nondisclosure and Non-use

4.1. Consultant agrees to maintain all information relating to the Company and/or its systems, components, know-how, technology, applications, sales, marketing, and expertise developed and/or designed and/or manufactured and/or sold by the Company ("Confidential Information") in strict confidence and, except for the purposes expressly authorized and agreed to by the Company, pursuant to this Agreement, shall make no use, exploitation, publication, duplication or disclosure to any other person, corporation, or legal entity.

      Consultant acknowledges that all work produced as part of the Consulting Services, shall belong to the Company and may not be used by Consultant without the Company's prior written consent, which consent shall not unreasonably be withheld.

      Consultant agrees that Confidential Information shall be restricted to those of its employees with a need to know in order to perform services specifically requested by the Company in order to fulfill the purpose of this Agreement. Consultant shall notify such employees of the proprietary nature of the Confidential Information. Consultant shall assure that such employees are subject to the same undertakings of confidentiality and non use to Company as Consultant under this Agreement.

4.2. All Confidential Information appearing in documents, samples, devices, drawings or other written and/or tangible material shall remain the property of the Company and shall not be copied or reproduced without the Company's express written permission. Upon termination of Consultant's services, or upon Company's request at any time, Consultant will immediately return all such materials to the Company.

4.3. Consultant's undertaking of confidentiality to the Company will not apply to any Confidential Information which Consultant satisfactorily proves:

      (A)   was made available to the general public without restrictions, or,

      (B) was lawfully acquired by Consultant from a third party without restriction on disclosure.

4.4. Consultant acknowledges that a breach of its obligation under this Section 4 of this Agreement could cause irreparable harm to the Company which may be difficult to either ascertain and/or remedy. Therefore, in the event of such breach, Company shall be entitled to


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seek relief by way of injunction or specific performance or any other equitable relief in addition to any other relief or remedy available by law.

4.5. Anything herein to the contrary notwithstanding, nothing in this Agreement shall be construed as a license expressed or implied of any know-how comprised in the Confidential Information or of any proprietary rights with respect to the Confidential Information.

5. Warranty and Indemnification

      The Consultant warrants that entering into this Agreement and the performance of the Consulting Services contemplated herein, does not and shall not violate (a) any provision of any contract the Consultant has entered into with or any other obligation including the obligation of confidentiality to, any third party, or (b) any applicable laws.

6. General Provisions

6.1. For purposes of this Agreement, the "Company" shall include all affiliated and subsidiary companies of Lumenis Ltd.

6.2. The preamble of and exhibit(s) to this Agreement constitute an integral part of his Agreement.

6.3. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings of the parties relating thereto. This Agreement may not be modified or amended except in writing and signed by all parties.

6.4. This Agreement is considered a personal services contract and is not assignable by Consultant.

6.5. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, such provision shall be construed, by limiting and/or reducing it, in a manner to enable it to be enforced to the extent compatible with applicable law as then in effect.

6.6. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date set forth below:

Thomas G. Hardy                         Lumenis Ltd.


                                        /s/ Yacha Sutton
                                        ----------------

By:   /s/ Thomas Hardy                  By:   Yacha Sutton
      ----------------                        ------------
Date: April 15, 2002                    Date: April 18, 2002


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